As filed with the Securities and Exchange Commission on June 23, 2004

Registration no. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J.P. MORGAN CHASE & CO.

(Exact name of Registrant as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

FIRST CHICAGO NBD CAPITAL I

(Exact name of Registrant as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction or incorporation of organization)	(I.R.S. Employer Identification No.)

270 Park Avenue

New York, New York 10017

Tel. No. (212) 270 6000

(Name, address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Anthony J. Horan

Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

Tel. No.: (212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Notice to:

Neila Radin, Esq.

J.P. Morgan Chase & Co.

270 Park Avenue

New York, New York 10017

(212) 270-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:     From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price	Proposed maximum aggregate offering price per unit	Amount of registration fee
Preferred Securities of First Chicago NBD Capital I	$0			$0
Junior Subordinated Deferrable Interest Debentures of Bank One Corporation	$0			$0
Guarantee of the Preferred Securities of First Chicago NBD Capital I by J.P. Morgan Chase & Co. (2)
Total

(1)	This registration statement relates only to market-making transactions by and through affiliates of the registrants of Floating Rate Preferred Securities Due February 1, 2027 previously registered by Bank One Corporation (as successor to First Chicago NBD Corporation) and First Chicago NBD Capital I pursuant to the Registration Statement on Form S-3 (Registration No. 333- 15649).
(2)	In addition to the Preferred Securities Guarantee and the Junior Subordinated Deferrable Interest Debentures, J.P. Morgan Chase & Co. is also registering under this registration statement certain other back-up obligations of J.P. Morgan Chase & Co. Such back-up obligations include its obligations under the Indenture (as defined) and under the Amended and Restated Declaration of First Chicago NBD Capital I (the “Trust”) pursuant to which J.P. Morgan Chase & Co. will agree, among other things, to pay all debts and obligations (other than with respect to the Preferred Securities) of the Trust, and all costs or expenses of the Trust, including all fees, expenses and taxes of the Trust. No separate consideration will be received by J.P. Morgan Chase & Co. for the Preferred Securities Guarantees or such other back-up obligations.

PROSPECTUS

$250,000,000

FIRST CHICAGO NBD CAPITAL I

Floating Rate Preferred Securities Due February 1, 2027

fully and unconditionally guaranteed as set forth in this document by

J.P. MORGAN CHASE & CO.

This Prospectus covers the remarketing from time to time of the Floating Rate Preferred Securities Due February 1, 2027 (the “Preferred Securities”) by affiliates of J.P. Morgan Chase & Co. (as successor to Bank One Corporation) and First Chicago NBD Capital I. The Preferred Securities were originally offered pursuant to the Prospectus Supplement and Base Prospectus, dated January 24, 1997, attached to this Prospectus and constituting a part of this Prospectus. References to Bank One Corporation or the Company in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable. References to The Chase Manhattan Bank, as trustee, in the attached Prospectus Supplement and Base Prospectus refer to The Bank of New York, where applicable.

SEE “RISK FACTORS” BEGINNING ON PAGE S-3 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE PREFERRED SECURITIES.

THE PREFERRED SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE PREFERRED SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is July 1, 2004.

J.P. Morgan Chase & Co.

On                 , 2004, JPMorgan Chase & Co. (“JPMorgan Chase”) and Bank One Corporation consummated the merger of Bank One Corporation with and into JPMorgan Chase.

JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968. JPMorgan Chase is one of the largest banking institutions in the United States, with more than $1 trillion in assets and operations in more than 50 countries. Its principal bank subsidiaries are JPMorgan Chase Bank, a New York banking corporation, Chase Manhattan Bank USA, National Association, Bank One Ohio, N.A., Bank One Illinois, N.A. and Bank One Delaware, N.A. JPMorgan Chase’s principal nonbank subsidiary is its investment banking subsidiary, JPMorgan Securities. The bank and nonbank subsidiaries of JPMorgan Chase operate nationally as well as through overseas branches and subsidiaries, representative offices and affiliated banks.

JPMorgan Chase’s activities are internally organized, for management reporting purposes, into six major business segments: Investment Bank; Treasury & Securities Services; Asset & Wealth Management; Card Services; Commercial Banking; and Retail Financial Services. The following is a brief description of those businesses.

Investment Bank. The Investment Bank is one of the world’s leading investment banks with broad client relationships and product capabilities. JPMorgan Chase’s customers are corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a complete platform for its clients, including advising on corporate strategy and structure, equity and debt capital raising, sophisticated risk management, research and market-making in cash securities and derivative instruments around the world. The Investment Bank also participates in proprietary investing and trading.

Treasury & Securities Services. Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of issuers and investors worldwide. JPMorgan Chase is one of the world’s largest cash management providers and one of the world’s largest custodians.

Asset & Wealth Management. Asset & Wealth Management provides investment and wealth management services to institutional, high net worth and retail investors and their advisors. For wealthy individuals and families, JPMorgan Chase offers personalized financial solutions that integrate investment management, capital markets, trust and banking products. JPMorgan Chase provides retirement plan services and brokerage for retail clients.

Card Services. JPMorgan Chase is the second largest issuer of credit cards in the United States and the largest merchant acquirer. JPMorgan Chase offers a wide variety of cards to satisfy the needs of its cardmembers, including cards issued on behalf of major airlines, hotels, universities, top retailers, other financial institution and a whole host of well-known brands.

Commercial Banking. Commercial Banking includes three client segments: Middle Market, which serves companies with revenues between $10 million and $500 million; Mid-Corporate, which focuses on clients with more significant Investment Banking needs; and Real Estate. Commercial Banking also has two product segments: Asset Based Lending and Leasing.

Retail Financial Services. Retail Financial Services provides consumer banking, small business banking, auto and education finance, insurance and home finance. JPMorgan Chase’s extensive branch network of 2,400 retail banking centers in 17 states makes it the fourth-largest retail bank in the United States. JPMorgan Chase is one of the industry’s leading providers of mortgages and home equity loans and is the largest U.S. bank originator of auto loans and leases.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Three Months Ended March 31, 2004	Year Ended December 31,
		2003	2002	2001	2000	1999
Earnings to Fixed Charges:
Excluding Interest on Deposits	2.50	2.27	1.28	1.18	1.52	1.93
Including Interest on Deposits	2.05	1.87	1.17	1.11	1.31	1.54
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	2.48	2.25	1.27	1.18	1.51	1.90
Including Interest on Deposits	2.04	1.86	1.17	1.11	1.31	1.53

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2003;

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

(c) Our Current Reports on Form 8-K filed on January 21, 2004, January 28, 2004, February 3, 2004, March 1, 2004, March 4, 2004, April 21, 2004, May 3, 2004, May 11, 2004, May 14, 2004, May 27, 2004, June 4, 2004, June 8, 2004 and June 15, 2004 (other than the portions of those documents not deemed to be filed); and

(d) The descriptions of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

2

EXPERTS

The financial statements of JPMorgan Chase incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

3

FILED PURSUANT TO RULE 424(b)(2)

REGISTRATION NO.333-15649

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 22, 1997)

$250,000,000

FIRST CHICAGO NBD CAPITAL I

FLOATING RATE PREFERRED SECURITIES

(LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED

TO THE EXTENT SET FORTH HEREIN BY

FIRST CHICAGO NBD CORPORATION

The Floating Rate Preferred Securities (the “Preferred Securities”) offered hereby represent preferred undivided beneficial interests in the assets of First Chicago NBD Capital I, a statutory business trust formed under the laws of the State of Delaware (“FCN Capital Trust” or the “Trust”). First Chicago NBD Corporation, a Delaware corporation (“FCN” or the “Company”), will own all the common securities (the “Common Securities” and, together with the Preferred Securities, the “Trust Securities”) representing undivided beneficial interests in the assets of FCN Capital Trust. FCN Capital Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Floating Rate Junior Subordinated Deferrable Interest Debentures due February 1, 2027 (the “Subordinated Debt Securities”) of FCN. The Subordinated Debt Securities will mature on February 1, 2027 (the “Stated Maturity”). The Subordinated Debt Securities when issued will be unsecured obligations of FCN and will be subordinate and junior in right of payment to certain other indebtedness of the Company, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise.

(continued on next page)

SEE “RISK FACTORS” BEGINNING ON PAGE S-10 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL

AGENCY OR INSTRUMENTALITY.

	Initial Public Offering Price(1)	Underwriting Commission(2)	Proceeds to Trust(3)(4)
Per Preferred Security	$989.596	(3)	$989.596
Total	$247,399,000	(3)	$247,399,000

(1)	Plus accrued distributions, if any, from January 31, 1997.

(2)	FCN Capital Trust and FCN have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See “Underwriting.”

(3)	In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debt Securities, FCN has agreed to pay to the Underwriters as compensation (the “Underwriters’ Compensation”) for their arranging the investment therein of such proceeds $10.00 per Preferred Security (or $2,500,000 in the aggregate). See “Underwriting.”

(4)	Before deducting expenses of the offering payable by FCN estimated at $450,000.

The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book- entry form through the facilities of The Depository Trust Company, on or about January 31, 1997.

This Prospectus Supplement and the related Prospectus may be used by First Chicago Capital Markets, Inc. (“FCCM”), an affiliate of the Company and Trust, in connection with offers and sales related to secondary market transactions in the Preferred Securities. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

LEHMAN BROTHERS

FIRST CHICAGO CAPITAL MARKETS, INC.

CREDIT SUISSE FIRST BOSTON

SALOMON BROTHERS INC

The date of this Prospectus Supplement is January 24, 1997.

(continued from previous page)

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE PREFERRED SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF THE PREFERRED SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT OF 1986 AND THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO THE PREFERRED SECURITIES, IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE “UNDERWRITING.”

Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate equal to 3-Month LIBOR (as defined herein) plus 0.55% (the “Distribution Rate”) in respect of the liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 1997 (“distributions”). The payment of distributions out of moneys held by FCN Capital Trust and payments on liquidation of FCN Capital Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by FCN (the “Preferred Securities Guarantee”) to the extent described herein and under “Description of Preferred Securities Guarantees” in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if, and to the extent that, FCN Capital Trust has funds available therefor which will not be the case unless FCN has made a payment of interest or principal or other payments on the Subordinated Debt Securities held by FCN Capital Trust, which are its only assets. The Preferred Securities Guarantee, when taken together with FCN’s obligations under the Subordinated Debt Securities and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of FCN Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See “Risk Factors—Rights Under the Preferred Securities Guarantee” herein. The obligations of FCN under the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness and General Obligations (each as defined in “Description of the Subordinated Debt Securities—Subordination”) of FCN. The obligations of FCN under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (which includes both senior and subordinated indebtedness for money borrowed) and General Obligations of FCN, which aggregated approximately $5.13 billion at September 30, 1996. In addition, because FCN is a holding company, the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of FCN’s subsidiaries, including depositors. The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates for the Subordinated Debt Securities, which will be the sole asset of the Trust. As a result, if principal or interest is not paid on the Subordinated Debt Securities, no amounts will be paid on the Preferred Securities. If FCN does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

So long as FCN is not in default in the payment of interest on the Subordinated Debt Securities, FCN has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time for up to 20 consecutive quarters (each, an “Extension Period”), provided that an Extension Period may not extend beyond the Stated Maturity of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Distribution Rate compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debt Securities. See “Description of the Subordinated Debt Securities—Option to Extend Interest Payment Period;” “Risk Factors—Option to Extend Interest Payment Period” and “United States Federal Income Taxation—Interest Income and Original Issue Discount.”

Subject to FCN having received prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to do so if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board, the Subordinated Debt Securities are redeemable prior to maturity by FCN (i) on or after February 1, 2007, in whole at any time or in part from time to time, or (ii) in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (each as defined herein) or, if the prior approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained, in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debt Securities so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. If FCN redeems Subordinated Debt Securities, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at $1,000 per Preferred Security plus accrued and unpaid distributions thereon (the “Redemption Price”) to the date fixed for redemption. See “Description of the Preferred Securities—Mandatory Redemption.” The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities.

FCN will have the right at any time to liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to FCN having received prior approval of the Federal Reserve Board to do so if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board. See “Description of the Preferred Securities—Tax Event or Capital Treatment Event Redemption” and “Description of the Subordinated Debt Securities.”

In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See “Description of the Preferred Securities—Liquidation Distribution Upon Dissolution.”

The Preferred Securities will be represented by global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including depositaries for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (“Euroclear”), and CEDEL Bank, societe anonyme (“Cedel”). Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See “Description of the Preferred Securities—Book- Entry Only Issuance—The Depository Trust Company.” A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interest in the Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THE PREFERRED SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

FIRST CHICAGO NBD CORPORATION

SUMMARY HISTORICAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

This selected financial data of the Company is qualified in its entirety by the detailed information and financial statements incorporated herein by reference. See “Incorporation of Certain Documents by Reference” in the Prospectus and “Recent Developments” herein.

						NINE MONTHS ENDED SEPTEMBER 30,
	1995	1994	1993	1992	1991	1996	1995
	(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
SUMMARY OF INCOME
Net interest income	$3,208	$2,956	$2,784	$2,692	$2,418	$2,737	$2,374
Provision for credit losses	510	276	390	653	606	545	300
Provision for assets held for accelerated disposition(1)	—	—	—	625	—	—	—
Noninterest income	2,591	2,393	2,769	2,018	1,703	1,866	1,936
Merger-related charges	267	—	—	76	—	—	—
Other noninterest expense	3,268	3,220	3,161	3,084	2,867	2,458	2,447
Income before cumulative effect of changes in accounting principles	1,150	1,221	1,290	224	478	1,059	1,024
Net income	1,150	1,221	1,290	394	478	1,059	1,024
EARNINGS PER SHARE
Primary
Income before cumulative effect of changes in accounting principles	$3.45	$3.62	$3.91	$0.60	$1.56	$3.24	$3.07
Net income	3.45	3.62	3.91	1.17	1.56	3.24	3.07
Fully Diluted
Income before cumulative effect of changes in accounting principles	3.41	3.58	3.79	0.60	1.55	3.19	3.03
Net income	3.41	3.58	3.79	1.17	1.55	3.19	3.03
PERIOD-END BALANCES
Total assets	$122,002	$112,763	$93,140	$90,011	$87,573	$106,694	$124,056
Long-term debt	8,163	7,246	5,250	4,175	3,822	7,967	8,445
Total stockholders’ equity	8,450	7,809	7,499	6,323	5,660	9,087	8,445
COMMON SHARE DATA
Dividends declared	$1.35	$1.23	$1.08	$1.04	$0.95	$1.08	$0.99
Book value, period-end	25.25	22.60	21.25	18.27	18.06	27.11	24.96
Market price, period-end	39 1/2	27 3/8	29 3/4	32 3/4	29 3/4	45 1/4	38 1/4
CAPITAL RATIOS (2)
Common equity-to-assets ratio	6.9%	6.8%	7.6%	6.5%	6.0%	8.1%	6.8%
Regulatory leverage ratio	6.9	7.3	7.8	6.6	6.5	8.1	6.9
Risk-based capital Tier 1 ratio	7.8	8.6	9.0	7.4	6.5	8.4	8.2
Total capital ratio	11.8	13.0	13.6	11.3	9.8	12.4	12.4

(1)	Of the total provision, $491 million relates to loans and $134 million relates to other real estate held for accelerated disposition.

(2)	Net of investment in First Chicago Capital Markets, Inc.

RECENT DEVELOPMENTS

RECENT FINANCIAL RESULTS

The Company reported record net income of $377 million, or $1.14 per fully diluted common share, for the fourth quarter of 1996. In the year-ago fourth quarter, operating earnings were $318 million, or $0.96 per common share. Return on common stockholders’ equity for the fourth quarter of 1996 was 17.5%, compared with 15.4% a year ago.

Full-year 1996 net income was a record $1.436 billion, or $4.32 per share. These results include a one-time charge of 4 cents per share related to the recapitalization of the Savings Association Insurance Fund. For 1995, operating earnings were $1.341 billion, or $3.99 per share. Return on equity for 1996 was 17.0%, versus 16.8% for 1995. All 1995 operating results exclude merger-related charges of $267 million, taken in the fourth quarter.

FIRST CHICAGO NBD CORPORATION KEY RATIOS

	4TH QTR. 1996	4TH QTR.* 1995	FULL YEAR 1996	FULL YEAR* 1995
Earnings per common share	$1.14	0.96	4.32	3.99
Return on common equity	17.5%	15.4	17.0	16.8
Return on assets	1.46%	1.02	1.28	1.10
Adjusted net interest margin	4.64%	3.93	4.44	3.89
Operating efficiency	51.2%	54.0	51.9	55.4

*	On an operating basis

Highlights

•	The adjusted net interest margin for the fourth quarter rose to 4.64% from 4.51% for the third quarter and 3.93% for the year-ago quarter. The full- year ratio was 4.44%, compared with 3.89% for 1995. This substantial improvement resulted from the merger-related strategic reduction of low- margin assets, and from loan growth in the higher-yielding credit card and regional banking businesses.

•	The credit card business produced record profits for the fourth quarter, and its return on equity for the year exceeded 30%. Managed credit card receivables increased 5.7% to $18.5 billion at December 31, compared with $17.5 billion at the end of 1995. During the fourth quarter, the Company securitized $1.3 billion of credit card assets, bringing total securitized receivables to $8.9 billion at year-end. The charge-off rate for the managed portfolio increased to 6.7% for the fourth quarter, compared with 5.9% for the third quarter.

•	The Company repurchased 7.3 million shares of its common stock during the fourth quarter at an average price of $53.93. Remaining authorization on the stock repurchase program announced in October 1996 is 32.7 million shares.

•	Commercial credit quality continued to be excellent, with year-end nonperforming assets of $290 million, or 0.4% of total loans and other real estate.

•	Market-driven revenues for the fourth quarter rose to $83 million, versus $40 million for the third quarter.

•	Operating expenses for 1996 totaled $3.253 billion, versus last year’s $3.268 billion, reflecting the achievement of the merger-related target of $200 million in run-rate expense savings by the end of 1996.

•	In November, the Company announced an 11% increase in the quarterly common stock dividend to $0.40 per share, effective with the January 1, 1997, payment.

•	Tier 1 and total risk-based capital ratios increased to 9.1% and 13.2%, respectively, at December 31, 1996. During the quarter the Company issued $750 million of trust preferred securities, which qualify as tax-advantaged Tier 1 capital. Book value per common share was $27.31 at year-end, an increase from $25.25 one year ago.

Net Interest Income

Net interest income on a tax-equivalent basis was $907 million for the fourth quarter, up from $864 million in the year-ago quarter. Average loans grew to $65.5 billion from $62.3 billion a year ago. Average earning assets were $87.9 billion for the quarter.

Net interest margin on a reported basis was 4.11%, an increase of 11 basis points from last quarter. For 1996, the reported margin was 3.83%, 69 basis points higher than the 3.14% of 1995. Adjusted for credit card securitizations and the activities of First Chicago Capital Markets, Inc., the net interest margin was 4.64% for the fourth quarter, versus 4.51% in the third quarter. This ratio was 4.44% for the full year, up from 3.89% in 1995.

Noninterest Income

Noninterest income was $682 million in the fourth quarter. Total noninterest income for the year was $2.548 billion.

Market-driven revenue was $83 million for the quarter, with equity securities gains totaling $71 million and combined trading profits of $12 million.

Credit card fee revenue was $259 million. Adjusted for securitizations, credit card fees grew 28% from a year earlier. Fiduciary and investment management fees were $102 million, and service charges and commissions were $218 million for the fourth quarter.

Noninterest Expense

Noninterest expense was $813 million in the fourth quarter, compared with operating expense of $821 million in the year-ago quarter. For the year, operating expense was essentially flat with 1995’s level. The fourth-quarter operating efficiency ratio was 51.2%, and the full-year ratio was 51.9%.

Credit Quality

The provision for credit losses was $190 million for the fourth quarter, versus $185 million for the third quarter and $210 million in the fourth quarter of 1995.

The allowance for credit losses stood at $1.407 billion at December 31, representing 537% of total nonperforming loans.

Total net charge-offs in the fourth quarter were $190 million, of which $154 million were related to credit card receivables. The net charge-off rate for managed credit card receivables was 6.7% for the fourth quarter, up from 5.9% for the third quarter and 4.4% a year ago. For 1996, the managed credit card charge-off rate was 5.8%, versus 4.0% in 1995. The 30-day delinquency ratio for managed credit card receivables was 4.5% at year-end, versus 3.6% at year-end 1995.

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES

COMPARATIVE SUMMARY

	THREE MONTHS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)	1996	1995	CHANGE
Net interest income—tax-equivalent basis	$907	$864	+ 5%
Provision for credit losses	190	210	-10
Noninterest income	682	655	+ 4
Noninterest expense (excludes merger related costs)	813	821	-1
Merger-related costs	—	267	—
Net income	377	126	—
Earnings per share
Primary
Net income	$1.15	$0.37	—
Average common and common-equivalent shares (in millions)	321.4	320.0	—
Fully diluted
Net income	$1.14	$0.37	—
Average shares, assuming full dilution (in millions)	327.6	326.9	—
Average balances
Loans	$65,494	$62,258	+ 5%
Earning assets	87,896	106,187	-17
Total assets	102,687	123,773	-17
Common stockholders’ equity	8,421	7,998	+ 5
Stockholders’ equity	8,886	8,488	+ 5
Net interest margin	4.11%	3.23%	+27
Return on assets	1.46	0.40	—
Return on common stockholders’ equity	17.5	5.9	—

	TWELVE MONTHS ENDED DECEMBER 31,
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)	1996	1995	CHANGE
Net interest income—tax-equivalent basis	$3,722	$3,311	+12%
Provision for credit losses	735	510	+44
Noninterest income	2,548	2,591	-2
Noninterest expense (excludes merger related costs)	3,271	3,268	—
Merger-related costs	—	267	—
Net income	1,436	1,150	+25
Earnings per share
Primary
Net income	$4.39	$3.45	+27
Average common and common-equivalent shares (in millions)	320.2	322.9	-1
Fully diluted
Net income	$4.32	$3.41	+27
Average shares, assuming full dilution (in millions)	328.1	330.1	-1
Average balances
Loans	$64,949	$58,944	+10%
Earning assets	97,274	105,306	-8
Total assets	112,565	122,370	-8
Common stockholders’ equity	8,253	7,765	+ 6
Stockholders’ equity	8,736	8,335	+ 5
Net interest margin	3.83%	3.14%	+22%
Return on assets	1.28	0.94	+36
Return on common stockholders’ equity	17.0	14.3	+19

	AT DECEMBER 31,
	1996	1995	CHANGE
Assets	$104,619	$122,002	-14%
Loans	66,414	64,434	+ 3
Deposits	63,669	69,106	-8
Common stockholders’ equity	8,563	7,961	+ 8
Stockholders’ equity	9,007	8,450	+7

FIRST CHICAGO NBD CORPORATION

CAPITAL DATA

	12/31/96	9/30/96	6/30/96	3/31/96	12/31/95
Common Equity/Assets Ratio (1)	8.2%	8.1%	7.6%	7.3%	6.9%
Risk-Based Capital Ratios: (1)(2)
Tier 1	9.1%	8.4%	8.1%	8.1%	7.8%
Total	13.2%	12.4%	12.2%	12.3%	11.8%
Leverage Ratio (1)(2)	9.3%	8.1%	7.6%	7.3%	6.9%
Book Value of Common Equity	$27.31	$27.11	$26.31	$25.70	$25.25

(1)	Net of investment in First Chicago Capital Markets, Inc.

(2)	12/31/96 ratios are estimated.

RISK FACTORS

Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

ABSENCE OF PRIOR PUBLIC MARKET

Prior to this offering, there has been no public market for the Preferred Securities. There can be no assurance that an active trading market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Preferred Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND SUBORDINATED DEBT SECURITIES

FCN’s obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness and General Obligations (each as defined herein) of FCN. The obligations of FCN under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness and General Obligations of FCN. No direct or indirect payment may be made of principal of, premium, if any, or interest on the Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, at any time when there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid. As of September 30, 1996, Senior Indebtedness and General Obligations of FCN aggregated approximately $5.13 billion. Because FCN is a holding company, the right of FCN to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary except to the extent that FCN may itself be recognized as a creditor of that subsidiary. In addition, there are various legal limitations on the extent to which FCN’s depository subsidiaries may extend credit, pay dividends or otherwise supply funds to FCN or various of its affiliates. Accordingly, the Subordinated Debt Securities and Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of FCN’s subsidiaries, including depositors, and holders of Subordinated Debt Securities and the Preferred Securities Guarantee should look only to the assets of FCN for payments on the Subordinated Debt Securities and the Preferred Securities Guarantee. See “First Chicago NBD Corporation” in the accompanying Prospectus. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Preferred Securities Guarantee that limit FCN’s ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Preferred Securities Guarantee. See “Description of the Preferred Securities Guarantees—Status of the Preferred Securities Guarantees” and “Description of the Subordinated Debt Securities” in the accompanying Prospectus, and “Description of the Subordinated Debt Securities—Subordination” herein.

The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon FCN making payments on the Subordinated Debt Securities as and when required.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the “Preferred Securities Guarantee Trustee”). The

Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against FCN to enforce such holder’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. If FCN were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or otherwise, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against FCN pursuant to the terms of the Subordinated Debt Securities or (2) by such holder of its right against FCN to enforce payments on the Subordinated Debt Securities. See “Description of the Preferred Securities Guarantees” and “Description of the Subordinated Debt Securities” in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debt Securities against FCN. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding directly against FCN to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a “Direct Action”) on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, FCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by FCN to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See “Description of the Preferred Securities—Declaration Events of Default.”

OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as no Indenture Event of Default (as defined herein) has occurred and is continuing, FCN has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue to accrue at the Distribution Rate, despite such deferral, with interest thereon at the Distribution Rate compounded quarterly) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Subordinated Debt Securities. During any such Extension Period, FCN may not, and may not permit any subsidiary of FCN to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FCN’s capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of FCN (including other Subordinated Debt Securities) that rank pari passu in all respects with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by FCN of the debt securities of any subsidiary of FCN if such guarantee ranks pari passu with or junior in interest to the Subordinated Debt Securities (other than (a) dividends or distributions in common stock of FCN, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of FCN’s benefit plans for its directors, officers or employees and (e) obligations under any dividend reinvestment and stock purchase plan). Prior to the termination of any such Extension Period, FCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, FCN may commence a new Extension Period, subject to the above requirements. See “Description of the Preferred Securities—Distributions” and “Description of the Subordinated Debt Securities—Option to Extend Interest Payment Period.”

Should FCN exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as original issue discount (“OID”)) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, even though no cash is distributed. As a result, each such holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable thereto and will not receive the cash from the FCN Capital Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. FCN has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should FCN elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of FCN’s right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that are not subject to such deferrals. See “United States Federal Income Taxation—Sales of Preferred Securities.”

PROPOSED TAX LEGISLATION

On March 19, 1996, as part of President Clinton’s Fiscal 1996 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, treat as equity for United States Federal income tax purposes instruments—such as the Subordinated Debt Securities—with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. If the proposed legislation were enacted, such legislation would not be expected to apply to the Subordinated Debt Securities because, based on statements by Congressional leaders, it is not expected that the legislation would have a retroactive effective date. There can be no assurances, however, that legislation enacted after the date hereof would not adversely affect the tax treatment of the Subordinated Debt Securities, or that such tax treatment would not cause a Tax Event resulting in the redemption of the Preferred Securities. See “Description of the Preferred Securities—Tax Event and Capital Treatment Event Redemption.”

REDEMPTION OR DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

FCN will have the right at any time to terminate the Trust and, after the satisfaction of claims of creditors as required by law, to cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust. In certain circumstances, FCN shall have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debt Securities are redeemed by FCN. Any such distribution or redemption will require prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies. See “Description of the Preferred Securities—Tax Event and Capital Treatment Event Redemption.”

Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of FCN Capital Trust would not be a taxable event to holders of the Preferred Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the dissolution of the Trust, the distribution of the Subordinated Debt Securities may constitute a taxable event to holders of Preferred Securities. Moreover, upon occurrence of a Tax Event or a Capital Treatment Event, a dissolution of the Trust in which holders of the Preferred Securities receive cash, would be a taxable event to such holders. See “United States Federal Income Taxation—Receipt of Subordinated Debt Securities or Cash Upon Liquidation of FCN Capital Trust.”

There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debt Securities, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and in the accompanying Prospectus. See “Description of the Preferred Securities—Tax Event and Capital Treatment Event Redemption” and “Description of the Subordinated Debt Securities—General.”

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving FCN that may adversely affect such holders. See “Description of the Subordinated Debt Securities—General.”

LIMITED VOTING RIGHTS

Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, FCN Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The Institutional Trustee, the Regular Trustees and FCN may amend the Declaration without the consent of the holders of the Preferred Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See “Description of Preferred Securities—Voting Rights.”

TRADING PRICE

The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or original issue discount if the Subordinated Debt Securities are treated as having been issued, or reissued, with original issue discount) with respect to the underlying Subordinated Debt Securities. A holder who disposes of his Preferred Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or (ii) any amount of such interest (original issue discount, in either case), that has accrued on his pro rata share of the underlying Subordinated Debt Securities during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder’s adjusted tax basis in his Preferred Securities disposed of. To the extent that the amount realized in the sale is less than the holder’s adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See “United States Federal Income Taxation—Interest Income and Original Issue Discount” and “—Sales of Preferred Securities.”

FIRST CHICAGO NBD CORPORATION

GENERAL

The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended, which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger, effective December 1, 1995, of First Chicago Corporation, a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc., a Delaware corporation and registered bank holding company. Through its bank subsidiaries, the Company provides consumer and corporate banking products and services. The Company’s lead bank is The First National Bank of Chicago (“FNBC”). The Company also is the parent corporation of NBD Bank (Michigan), American National Bank and Trust Company of Chicago (“ANB”), FCC National Bank (“FCCNB”) and NBD Bank, N.A. (Indiana) (“NBD Indiana”).

The Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

The Company is a legal entity separate and distinct from the Company’s banking subsidiaries (the “Banks”) and the Company’s other affiliates. There are various legal limitations on the extent to which the Banks may extend credit, pay dividends or otherwise supply funds to the Company. Dividend payments by national banks, such as FNBC, ANB, NBD Indiana and FCCNB, are limited to the lesser of (i) the level of “undivided profits then on hand” less the amount of bad debts, as defined, in excess of the allowance for credit losses and (ii) absent regulatory approval, an amount not in excess of “net profits” for the current year combined with “retained net profits” for the preceding two years. As of January 1, 1996, the Banks could have declared additional dividends of approximately $1.2 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of the Company and its subsidiaries.

Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

The Company’s executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the Securities and Exchange Commission (the “SEC”)) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Fixed charges consist principally of interest expense on all long- and short- term borrowings, excluding or including interest on deposits as indicated.

	YEAR ENDED DECEMBER 31,										NINE MONTHS ENDED SEPTEMBER 30, 1996
	1995		1994		1993		1992		1991
Earnings to Fixed Charges:
Excluding interest expense on deposits	1.8	x	2.2	x	3.0	x	1.3	x	1.6	x	2.1	x
Including interest expense on deposits	1.4	x	1.6	x	1.8	x	1.1	x	1.1	x	1.5	x

FCN CAPITAL TRUST

FCN Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, originally dated as of November 6, 1996, executed by FCN, as sponsor (the “Sponsor”), and the trustees of FCN Capital Trust (the “FCN Capital Trustees”) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 6, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the “Declaration”) substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company.” FCN will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of FCN Capital Trust. FCN Capital Trust exists for the exclusive purposes of (x) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (y) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (z) engaging in only those other activities necessary or incidental thereto.

Pursuant to the Declaration, the number of FCN Capital Trustees will initially be five. Three of the FCN Trustees (the “Regular Trustees”) will be persons who are employees or officers of, or who are affiliated with, FCN. The fourth trustee will be a financial institution that is unaffiliated with FCN, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the “Institutional Trustee”). Initially, The Chase Manhattan Bank will be the Institutional Trustee until removed or replaced by the holder of the Common Securities as permitted in the Declaration. For the purpose of compliance with the Trust Indenture Act, The Chase Manhattan Bank will act as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the “Delaware Trustee”). Chase Manhattan Bank Delaware (“Chase Delaware”) will act as Delaware Trustee. See “Description of the Preferred Securities Guarantees” in the accompanying Prospectus and “Description of the Preferred Securities—Voting Rights” herein.

The Institutional Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non- interest bearing bank account (the “Property Account”) to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including FNBC. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred

Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. FCN, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any FCN Capital Trustee and to increase or decrease the number of FCN Capital Trustees. FCN will pay all fees and expenses related to FCN Capital Trust and the offering of the Trust Securities. See “Description of the Subordinated Debt Securities—Miscellaneous.”

The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the “Trust Act”) and the Trust Indenture Act. See “Description of the Preferred Securities.”

The Chase Manhattan Bank (“Chase”), which serves as the Institutional Trustee, the Debt Trustee and the Preferred Securities Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase also serves as property trustee under declarations of trust for two other statutory business trusts formed under the laws of the State of Delaware and sponsored by the Company. Chase serves as debt trustee under an indenture dated as of November 15, 1996 with respect to junior subordinated debentures of the Company purchased by such trusts and is the guarantee trustee under each of two guarantee agreements dated as of December 3, 1996 and December 5, 1996, respectively, from the Company to the applicable trust guaranteeing certain payments to such trust. In addition, Chase serves as trustee for certain subordinated debt securities issued by FCN under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase Delaware also serves as trustee for senior debt securities of FCN issued under an indenture dated as of April 1, 1986. The Company and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

CAPITALIZATION

The following table sets forth the actual capitalization of FCN at September 30, 1996, and the “As Adjusted” column reflects (i) the application of the estimated proceeds from the sale of the Preferred Securities and (ii) the application of the net proceeds from the sale of $500,000,000 of 7.95% Capital Securities, Series A (the “Series A Capital Securities”) of First Chicago NBD Institutional Capital A (the “Series A Trust”) and $250,000,000 of 7.75% Capital Securities (the “Series B Capital Securities”) of First Chicago NBD Institutional Capital B (the “Series B Trust”), which offerings were consummated on December 3, 1996 and December 5, 1996, respectively. See “Use of Proceeds.” The table should be read in conjunction with FCN’s consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See “Incorporation of Certain Documents by Reference” in the accompanying Prospectus.

	SEPTEMBER 30, 1996
	ACTUAL	AS ADJUSTED
	(DOLLARS IN MILLIONS)

Long-term Debt	$7,967	$7,967
Guaranteed preferred beneficial interests in Corporation’s junior subordinated debt(1)	—	998

STOCKHOLDERS’ EQUITY
Preferred Stock	475	475
Common stock, par value $1.00 par share	319	319
Capital surplus	2,179	2,179
Retained earnings	6,189	6,189
Fair value adjustment on investment securities available for sale	23	23
Deferred compensation	(57)	(57)
Accumulated translation adjustment	7	7
Treasury stock	(48)	(48)

Total Stockholders’ Equity	9,087	9,087

Total(2)	$17,054	$18,052

(1)	The Preferred Securities will be issued by the Trust. The sole assets of the Trust will consist of approximately $257,732,000 principal amount of Subordinated Debt Securities issued by FCN to the Trust. The Subordinated Debt Securities will bear interest at an annual rate equal to 3-Month LIBOR plus 0.55%, and will mature on February 1, 2027. FCN owns all of the Common Securities of the Trust.

The Series A Capital Securities were issued by the Series A Trust. The sole assets of the Series A Trust consist of $515,464,000 principal amount of 7.95% Junior Subordinated Deferrable Interest Debentures, Series A (the “Series A Debentures”) issued by FCN to the Series A Trust. The Series A Debentures bear interest at the rate of 7.95% per annum and will mature on December 1, 2026. FCN owns all of the Common Securities of the Series A Trust.

The Series B Capital Securities were issued by the Series B Trust. The sole assets of the Series B Trust consist of $257,732,000 principal amount of 7.75% Junior Subordinated Deferrable Interest Debentures, Series B (the “Series B Debentures”) issued by FCN to the Series B Trust. The Series B Debentures bear interest at the rate of 7.75% per annum and will mature on December 1, 2026. FCN owns all of the Common Securities of the Series B Trust.

(2)	Subsequent to September 30, 1996, the capitalization of the Company and its consolidated subsidiaries has been affected by various issuances, redemptions, repurchases and maturities which are not reflected in this table.

ACCOUNTING TREATMENT

For financial reporting purposes, the FCN Capital Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the FCN Capital Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be reported as “Guaranteed preferred beneficial interests in Corporation’s junior subordinated debt” as either a separate line item in the consolidated balance sheet of the Company or in the notes to the consolidated financial statements of the Company. Appropriate disclosures about the Preferred Securities, the Preferred Securities Guarantee and the Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will classify distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

The Company has agreed that future financial reports of the Company will: (i) report the preferred securities issued by other trusts created by the Company as “Guaranteed preferred beneficial interests in Corporation’s junior subordinated debt” as either a separate line item in the consolidated balance sheet or in the notes to the consolidated financial statements; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and (iii) if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held), and (c) the obligations of the Company under the junior subordinated debentures, the relevant indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by the Company of such trust’s obligations under the preferred securities issued by such trust.

USE OF PROCEEDS

The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from FCN. FCN intends to use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, the Company’s subsidiaries. Pending such use, the Company may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, FCN anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

DESCRIPTION OF THE PREFERRED SECURITIES

The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Chase Manhattan Bank, will act as indenture trustee for the Preferred Securities under the Declaration for the purpose of compliance with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description set forth under the caption “Description of the Preferred Securities” in the accompanying Prospectus, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by FCN. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by FCN to the extent described under “Description of the Preferred Securities Guarantees” in the accompanying Prospectus. The Preferred Securities Guarantee will be held by The Chase Manhattan Bank, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action. See “—Voting Rights” and “— Declaration Events of Default.”

DISTRIBUTIONS

Each Preferred Security will be entitled to preferential distributions at the Distribution Rate, applied to the stated liquidation amount of $1,000. Distributions in arrears for more than one quarter will bear interest thereon at the Distribution Rate compounded quarterly. The term “distribution” as used herein includes any such interest payable unless otherwise stated.

Distributions on the Preferred Securities will be cumulative, will accrue from January 31, 1997 and, except as otherwise described below, will be payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing May 1, 1997, when, as and if available for payment.

Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust’s funds available for distribution to the holders of the Preferred Securities will be limited to payments received from FCN on the Subordinated Debt Securities. See “Description of the Subordinated Debt Securities.” The payment of distributions out of moneys held by the Trust is guaranteed by FCN to the extent set forth under “Description of the Preferred Securities Guarantees” in the accompanying Prospectus.

Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including FNBC. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under “—Book-Entry Only Issuance—The Depository Trust Company” below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be January 15, April 15, July 15 and October 15, as applicable. In the event that any date on which distributions are payable is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date (the date on which distributions are actually payable, a “Distribution Date”). The period beginning on, and including, the date of original issuance, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a “Distribution Period.” A “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by any applicable law or executive order to close.

DETERMINATION OF 3-MONTH LIBOR

The Distribution Rate in respect of the Preferred Securities will be a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus a margin of %. “3-Month LIBOR” means the London interbank offered rate for three month U.S. dollar deposits and with respect to any Distribution Period will be calculated by The First National Bank of Chicago, as calculation agent (the “Calculation Agent”), as follows:

(a) On the second Market Day (as defined below) preceding the commencement of such Distribution Period (each, a “Determination Date”), 3- Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the “Index Maturity”), commencing on the second Market Day immediately preceding the commencement of such Distribution Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) (“Telerate Page 3750”) as of 11:00 a.m., London time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Distribution Period will be determined as described in (b) below.

(b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity which appears on the display designated as “LIBO” on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) (“Reuters Screen LIBO Page”) as of 11:00 a.m., London time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London selected by the Calculation Agent (“Reference Banks”) such bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on such date for deposits in U.S. dollars to prime banks in the London interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

(c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Distribution Period shall be 3-Month LIBOR as determined on the previous Determination Date.

The term “Market Day” means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

The Distribution Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

DETERMINATION OF DISTRIBUTION RATE AND CALCULATION OF DISTRIBUTION AMOUNT

The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Distribution Rate and inform the Debt Trustee, the Institutional Trustee and the Paying Agent. The Institutional Trustee, or if so designated, the Paying Agent will calculate the amount of distributions payable in respect of the following Distribution Period (the “Distribution Amount”). The Distribution Amount shall be calculated by applying the Distribution Rate to the liquidation amount of each Preferred Security outstanding at the commencement of the Distribution Period, multiplying each such amount by the actual number of days in the Distribution Period concerned (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and rounding the resultant figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Distribution Rate by the Calculation Agent and the Distribution Amount by the Institutional Trustee or Paying Agent, as the case may be, will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Debt Trustee, the Institutional Trustee, the Paying Agent, the Calculation Agent, the Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

Upon the request of a holder of a Preferred Security, the Calculation Agent will provide the Distribution Rate then in effect and, if determined, the Distribution Rate for the next Distribution Period with respect to the Preferred Securities. Each such Distribution Rate may be obtained by telephoning the Calculation Agent at (312) 407-4660.

CERTIFICATES TO BE FINAL

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of distributions on the Preferred Securities, whether by the Reference Banks (or any of them) or the Calculation Agent, Institutional Trustee, Debt Trustee or Paying Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustees and all of the holders of the Preferred Securities, and no liability will (in the absence of wilful default, bad faith or manifest error) attach to the Calculation Agent, Institutional Trustee, Debt Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

DEFERRAL OF DISTRIBUTIONS

So long as no Indenture Event of Default has occurred and is continuing, FCN has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debt Securities at the Distribution Rate) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the Stated Maturity of the Subordinated Debt Securities. In the event that FCN exercises this right, then FCN shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FCN’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debt Securities (other than (a) dividends or distributions in common stock of FCN, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans for its directors, officers, or employees and (e) obligations under any dividend reinvestment and stock purchase plan). Prior to the termination of any such Extension Period, FCN may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, FCN may select a new Extension Period, subject to the foregoing requirements. See “Description of the Subordinated Debt Securities—Interest” and “—Option to Extend Interest Payment Period.”

The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Subordinated Debt Securities.

MANDATORY REDEMPTION

The Subordinated Debt Securities will mature on February 1, 2027. Moreover, the Subordinated Debt Securities are redeemable (i) in whole or in part, at any time on or after February 1, 2007, or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in each case at a redemption price equal to the accrued and unpaid interest on the Subordinated Debt Securities so redeemed to but excluding the date fixed for redemption, plus 100% of the principal amount thereof. See “Description of the Subordinated Debt Securities.” Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days’ notice of such redemption. See “Description of the Subordinated Debt Securities—Optional Redemption.” In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under “—Book-Entry Only Issuance—The Depository Trust Company” below. Any such redemption or distribution of the Subordinated Debt Securities will require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

TAX EVENT AND CAPITAL TREATMENT EVENT REDEMPTION

Subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies, if, at any time, a Tax Event or Capital Treatment Event shall occur and be continuing, FCN shall have the right, upon not less than 30 and no more than 60 days’ notice, to redeem the Subordinated Debt Securities, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained) and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price.

“Tax Event” means the receipt by the Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Declaration, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debt Securities, (ii) interest payable by the Company on the Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than de minimis amount of other taxes, duties or other governmental charges.

“Capital Treatment Event” means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as “Tier 1 Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

FCN will have the right at any time to liquidate the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

After the date for any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to FCN or its agent for transfer or reissuance.

There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that FCN has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See “— Book-Entry Only Issuance—The Depository Trust Company.” If notice of redemption shall have been given and funds deposited as required, then, from and after the announced redemption date, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by FCN pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with procedures of the Depository as described below under “—Book-Entry Only Issuance—The Depository Trust Company.”

Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), FCN or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a “Liquidation”), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the “Liquidation Distribution”), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

Pursuant to the Declaration, the Trust shall terminate (i) on January 31, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of FCN, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to FCN, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation or the revocation of the charter of FCN and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Subordinated Debt Securities to holders of the Preferred Securities, (v) upon the entry of a decree of a judicial dissolution of FCN or the Trust, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

An event of default under the Indenture relating to the Subordinated Debt Securities (an “Indenture Event of Default”) constitutes an event of default under the Declaration with respect to the Trust Securities (a “Declaration Event of Default”); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against FCN to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, FCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by FCN to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. FCN and the Trust are each required to file annually with the Institutional Trustee an officer’s certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

Except as described herein and under “Description of the Preferred Securities Guarantees—Modification of the Preferred Securities Guarantees; Assignment” in the accompanying Prospectus, as provided under the Trust Act and the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the following paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent of the holders of the Subordinated Debt Securities shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a “Super-Majority”) affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against FCN to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Subordinated Debt Securities. The Institutional Trustee shall within 90 days notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) of the preceding paragraph unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust. The holders of a majority in aggregate outstanding principal amount of Subordinated Debt Securities may annul any declaration of acceleration under the Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default shall not be effective until a majority in liquidation amount of the Trust Securities shall have consented to such waiver; provided that if the Indenture requires the consent of a Super- Majority, such waiver shall only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding so consent.

In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by FCN or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, FCN, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See “—Book-Entry Only Issuance—The Depository Trust Company” below.

Holders of the Preferred Securities will have no rights to appoint or remove the FCN Capital Trustees, who may be appointed, removed or replaced solely by FCN as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding- up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the “Successor Securities”), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) FCN expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders’ interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, FCN has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders’ interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) FCN guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE — THE DEPOSITORY TRUST COMPANY

The Depository Trust Company (“DTC”) will act as securities depositary (the “Depositary”) for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee) or such other nominee as selected by DTC. One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form (“Certificated Securities”). Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants (“Participants”) deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (“Direct Participants”) . DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC’s records. The ownership interest of each actual purchaser of each Preferred Security (“Beneficial Owner”) is in turn to be recorded on the Participants’ and Indirect Participants’ records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

Transfers between Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Declaration.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants and which will be legended as set forth under the heading “Notices to Investors.”

Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC’s practice is to credit Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Issuer nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book- entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

PAYMENT

Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Preferred Securities represented by Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

The First National Bank of Chicago (“FNBC”) will act as registrar, transfer agent and paying agent for the Preferred Securities (the “Paying Agent”). FNBC is presently located at One First National Plaza, Chicago, Illinois 60670. If the Preferred Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Preferred Securities may be listed at such time. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Issuer Trustees. In the event that FNBC shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Company).

Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby, provided, that, the Institutional Trustee shall not be relieved of its obligation to exercise the rights and powers vested in it by the Declaration following the occurrence of a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Preferred Securities Guarantee and the Indenture. For information concerning the relationship between the Institutional Trustee and the Company, see “FCN Capital Trust” herein.

GOVERNING LAW

The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an “investment company” under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. FCN is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of FCN for United States federal income tax purposes. In this connection, FCN and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of FCN, that each of FCN and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

Holders of the Preferred Securities have no preemptive rights.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

Pursuant to the Preferred Securities Guarantee, FCN will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set- off or counterclaim which the Trust may have or assert. The Company’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying Prospectus under the caption “Description of the Preferred Securities Guarantees.”

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption “Description of the Subordinated Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of January 1, 1997 (the “Base Indenture”), between FCN and The Chase Manhattan Bank, as Trustee (the “Debt Trustee”), as supplemented by a First Supplemental Indenture, dated as of January 31, 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the “Indenture”), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

FCN will have the right to liquidate the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

GENERAL

The Subordinated Debt Securities will be issued as unsecured indebtedness under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to approximately $257,732,000, such amount being the sum of the aggregate stated liquidation of the Preferred Securities and the Common Securities.

The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Sums (as defined herein), if any, on February 1, 2027.

If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders’ interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See “—Book- Entry and Settlement” below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of (i) the Institutional Trustee in New York, New York, (ii) FNBC in Chicago, Illinois, or (iii) any other Paying Agent or transfer agent appointed in addition or lieu thereof; provided, that payment of interest may be made at the option of FCN by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

Any moneys deposited with the Debt Trustee or any Paying Agent, or then held by FCN in trust, for the payment of principal of (and premium, if any) or interest on any Subordinated Debt Securities and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of FCN, be repaid to FCN and the holder of such Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to FCN for payment thereof.

The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving FCN that may adversely affect such holders.

SUBORDINATION

The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness (as defined herein and which includes both senior and subordinated indebtedness for money borrowed) and General Obligations (as defined herein) and rank pari passu and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no direct or indirect payment may be made of principal, premium, if any, or interest on the Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Debt Securities, at any time when there is a default in the payment of the principal of, premium, if any, interest on or otherwise with respect to any Senior Indebtedness, whether at maturity or any date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Subordinated Debt Securities will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness and General Obligations of FCN. Upon any payment or distribution of assets to creditors upon dissolution, winding-up, liquidation, reorganization, assignment for benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of FCN, the holders of all Senior Indebtedness and the creditors in respect of all General Obligations will first be entitled to receive payment in full of all amount due or to become due thereon before the holders of the Subordinated Debt Securities will be entitled to receive and retain any payments in respect of the principal of, or interest on, the Subordinated Debt Securities. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness and creditors in respect of General Obligations may receive more, ratably, and holders of Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than other creditors of FCN.

The term “Senior Indebtedness” means, with respect to FCN, the principal of, premium, if any, and interest on (i) all of FCN’s indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness, except that Senior Indebtedness shall not include (1) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Subordinated Debt Securities, (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with FCN that is a financing vehicle of FCN (a “financing entity”) in connection with the issuance by such financing entity of securities that rank pari passu with, or junior to, the Trust Securities, and (3) indebtedness evidenced by securities issued under an indenture dated as of November 15, 1996 between the Company and The Chase Manhattan Bank, as trustee (unless such securities are by their terms senior in right of payment to the securities heretofore issued under said indenture). The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

The term “General Obligations” means all the obligations of FCN to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness, (ii) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Subordinated Debt Securities and (iii) obligations which by their terms are expressly stated not to be superior in right of payment of the Subordinated Debt Securities or to rank on a parity with the Subordinated Debt Securities; provided, however, that notwithstanding the foregoing, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board (or other competent regulatory agency or authority), as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term “General Obligations” shall include such additional obligations to creditors (excluding trade accounts payable arising in the ordinary course of business), as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, “claim” shall have the meaning assigned thereto in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Indenture.

The Subordinated Debt Securities will rank pari passu with the Series A Debentures issued to the Series A Trust and the Series B Debentures issued to the Series B Trust.

To the extent of any payments made on Senior Indebtedness and General Obligations, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of holders of the Senior Indebtedness and General Obligations of FCN until all amounts owing to the holders of the Subordinated Debt Securities are paid in full. Such Senior Indebtedness and General Obligations shall continue to be Senior Indebtedness and General Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and General Obligations.

The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by FCN or the amount of General Obligations which FCN may incur. As of September 30, 1996, Senior Indebtedness and General Obligations of FCN aggregated approximately $5.13 billion. In addition, because FCN is a holding company, the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of FCN’s subsidiaries, including depositors of its banking subsidiaries.

OPTIONAL REDEMPTION

Subject to FCN having received prior approval of the Federal Reserve Board if then required under applicable law, rules guidelines or policies of the Federal Reserve Board, FCN shall have the right to redeem the Subordinated Debt Securities, (i) in whole or in part, from time to time, on or after February 1, 2007, or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment

Event (or if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in either case, upon not less than 30 nor more than 60 days, notice, at a redemption price equal to 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Sums, if any, to the redemption date.

In the event of any redemption, neither FCN, the Debt Trustee nor any Paying Agent shall be required to issue, register the transfer of or exchange (i) Subordinated Debt Securities for the period beginning 15 days before the day of selection of Subordinated Debt Securities to be redeemed and ending on the day of the mailing of the redemption notice, or (ii) Subordinated Debt Securities so selected for redemption, except, in the case of any Subordinated Debt Securities being redeemed in part, any portion thereof not to be redeemed.

INTEREST

The Subordinated Debt Securities shall bear interest at a rate per annum equal to 3-Month LIBOR (determined in the same manner as the Distribution Rate, as described under “Description of the Preferred Securities— Distributions—Determination of 3-Month LIBOR”) plus 0.55% (the “Interest Rate”), from January 31, 1997, payable quarterly in arrears on February 1, May 1, August 1, and November 1 of each year, commencing May 1, 1997, to the person in whose name such Subordinated Debt Securities is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities are not in book-entry only form (except if the Subordinated Debt Securities are held by the Institutional Trustee), the record dates shall be the January 15, April 15, July 15 and October 15 prior to the applicable Interest Payment Date.

In the event that any interest payment date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (the date on which the interest payment is actually payable, an “Interest Payment Date”). The period beginning on, and including, the date of original issuance of the Subordinated Debt Securities, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date, and ending on, but excluding, the next succeeding Interest Payment Date is herein called an “Interest Period.” The amount of interest payable on the Subordinated Debt Securities will be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period.

The Interest Rate and the amount of interest payable in respect of each Interest Period will be calculated by the Calculation Agent or the Debt Trustee or any paying agent, as the case may be, in the same manner as the Distribution Rate and Distribution Amount in respect of each Distribution Period, as described under “Description of the Preferred Securities— Distributions.”

OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as no Indenture Event of Default has occurred and is continuing, FCN shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the Stated Maturity, at the end of which Extension Period, FCN shall pay all interest then accrued and unpaid (including any Additional Sums, as herein defined) together with interest thereon compounded quarterly at the Interest Rate to the extent permitted by applicable law (“Compound Interest”); provided, that during any such Extension Period, FCN shall not, and shall not permit any subsidiary of FCN to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FCN’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debt Securities (other than (a) dividends or distributions in common stock of FCN, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans for its directors, officers, or employees and (e) obligations under any dividend reinvestment and stock purchase plan). Prior to the termination of any such Extension Period, FCN may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or beyond the Stated Maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, FCN may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. FCN has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, FCN shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Trustees or FCN Capital Trust are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Regular Trustees shall give notice of FCN’s selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee is not the sole holder of the Subordinated Debt Securities, FCN shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date upon which FCN is required to give notice of the record date or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Subordinated Debt Securities.

ADDITIONAL SUMS

In the event a Tax Event has occurred and is continuing and the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, FCN will pay as additional sums (“Additional Sums”) such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of such Tax Event.

PROPOSED TAX LEGISLATION

On March 19, 1996, as part of President Clinton’s Fiscal 1996 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, treat as equity for United States federal income tax purposes instruments—such as the Subordinated Debt Securities—with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. If the proposed legislation were enacted, such legislation would not be expected to apply to the Subordinated Debt Securities because, based on statements by Congressional leaders, it is not expected that the legislation would have a retroactive effective date. There can be no assurances, however, that legislation enacted after the date hereof would not adversely affect the tax treatment of the Subordinated Debt Securities, or that such tax treatment would not cause a Tax Event resulting in the redemption of the Preferred Securities. See “Description of the Preferred Securities—Tax Event and Capital Treatment Event Redemption.”

INDENTURE EVENTS OF DEFAULT

If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities. See “Description of Subordinated Debt Securities—Events of

Default, Waiver and Notice” in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See “Description of the Preferred Securities—Declaration Events of Default” and “—Voting Rights.” The holders of a majority in aggregate outstanding principal amount of Subordinated Debt Securities may annul any declaration of acceleration under the Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default shall not be effective until a majority in liquidation amount of the Trust Securities shall have consented to such waiver; provided that if the Indenture requires the consent of a Super-Majority, such waiver shall only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding so consent.

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable, FCN acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. Notwithstanding any payments made to such holder of Preferred Securities by FCN in connection with a Direct Action, FCN shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust, and FCN shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

BOOK-ENTRY AND SETTLEMENT

If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a “Global Security”) registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders’ interests in the Trust, DTC will act as securities depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Preferred Securities—Book-Entry Only Issuance—The Depository Trust Company.” As of the date of this Prospectus Supplement, the description therein of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by FCN. FCN may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

None of FCN, the Trust, the Institutional Trustee, any paying agent and any other agent of FCN, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY’S SERVICES

A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies FCN that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) FCN, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as the Institutional Trustee under the Declaration and the trustee under the Preferred Securities Guarantee. For information concerning the relationship between the Debt Trustee and the Company, see “FCN Capital Trust” herein.

MISCELLANEOUS

The Indenture will provide that FCN will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the FCN Capital Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by FCN.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT

SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) FCN shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the FCN Capital Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by FCN as and to the extent set forth under “Description of the Preferred Securities Guarantees” in the accompanying Prospectus. If FCN does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that FCN has made a payment of interest or principal on the Subordinated Debt Securities held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with FCN’s obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If FCN fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in “Description of the Preferred Securities—Book- Entry Only Issuance—The Depository Trust Company” and “—Voting Rights,” may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against FCN to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, FCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by FCN to such holder of Preferred Securities in such Direct Action. FCN, under the Preferred Securities Guarantee, acknowledges that the Preferred Securities Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If FCN fails to make payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a Direct Action against FCN to enforce the Preferred Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee, or any other person or entity.

UNITED STATES FEDERAL INCOME TAXATION

GENERAL

The following is a summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets (generally, assets held for investment) by holders who purchase the Preferred Securities upon original issuance. The tax treatment of a holder of Preferred Securities may vary depending on his particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax- exempt organizations, or, except to the extent described below, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the Preferred Securities, including the application and effect of United States federal, state, local, foreign, and other tax laws.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES

In connection with the issuance of the Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to FCN and the Trust (“Tax Counsel”), will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Subordinated Debt Securities to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of FCN.

CLASSIFICATION OF FCN CAPITAL TRUST

In connection with the issuance of the Preferred Securities, Tax Counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Indenture, and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Subordinated Debt Securities and, as further discussed below, each holder will be required to include in ordinary income his allocable share of interest (or original issue discount) paid or accrued on the Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

Under recently issued Treasury regulations (the “Regulations”), a debt instrument will be deemed to be issued with original issued discount if there is more that a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by FCN of its option to defer the payment of stated interest on the Subordinated Debt Securities would prevent FCN from declaring dividends on any class of equity, FCN believes that the likelihood of its exercising the option is “remote” within the meaning of the Regulations. As a result, FCN intends to take the position, based on the advice of Tax Counsel, that the Subordinated Debt Securities will not be deemed to be issued with original issue discount. Accordingly, based on this position, stated interest payments on the Subordinated Debt Securities will be includible in the ordinary income of a holder at the time that such payments are paid or accrued in accordance with the holder’s regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary the position taken by the Company.

Exercise of Deferral Option. If FCN were to exercise its option to defer the payment of stated interest on the Subordinated Debt Securities, the Subordinated Debt Securities would be treated, solely for purpose of the original issue discount rules, as being “re-issued” at such time with original issue discount. Under these rules, a holder of the Subordinated Debt Securities would be required to include original issue discount in ordinary income, on a current basis, over the period that the instrument is held even though FCN would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Subordinated Debt Securities would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Subordinated Debt Securities would no longer be separately reported as taxable income. The amount of original issue discount that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any original issue discount included in income would increase the holder’s adjusted tax basis in the Subordinated Debt Securities and the holder’s actual receipt of interest payments would reduce such basis.

Because income on the Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF FCN CAPITAL TRUST

If FCN exercises its right to liquidate the Trust and cause the Subordinated Debt Securities to be distributed on a pro rata basis to the holders of the Preferred Securities, such distribution would be treated as a nontaxable event to the holders. In such event, each holder of Preferred Securities would have an adjusted tax basis in the Subordinated Debt Securities received in the liquidation equal to the adjusted tax basis in his Preferred Securities surrendered therefor and the holding period of the Subordinated Debt Securities would include the period during which the holder had held the Preferred Securities. If, however, the Trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Subordinated Debt Securities would constitute a taxable event to the holders of Preferred Securities.

If the Subordinated Debt Securities are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Preferred Securities, the redemption would be treated as a sale of the Preferred Securities, in which gain or loss would be recognized, as described immediately below.

SALES OF PREFERRED SECURITIES

Upon the sale of the Preferred Securities, a holder will recognize gain or loss in an amount equal to the difference between adjusted tax basis in the Preferred Securities and the amount realized in the sale (except to the extent any amount received in respect of accrued but unpaid interest not previously included in income). Such gain or loss will be a capital gain or loss and will be a long term capital gain or loss if the Preferred Securities have been held for more than one year.

The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or original issue discount if the Subordinated Debt Securities are treated as having been issued, or reissued, with original issue discount) with respect to the underlying Subordinated Debt Securities. A holder who disposes of his Preferred Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or (ii) any amount of such interest (original issue discount, in either case), that has accrued on his pro rata share of the underlying Subordinated Debt Securities during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder’s adjusted tax basis in his Preferred Securities disposed of. To the extent that the amount realized in the sale is less than the holder’s adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

For purposes of this discussion, a “United States Alien Holder” is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

Payments made to a holder of a Preferred Securities who is a United States Alien Holder will not be subject to withholding of United States federal income tax, provided that (a) the beneficial owner of the Preferred Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of FCN entitled to vote, (b) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to FCN through stock ownership, and (c) either (A) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under the penalty of perjury, that it is not a United States holder and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”), and holds the Preferred Securities in such capacity, certifies to the Trust or its agent, under the penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. In addition, a United States Alien Holder of Preferred Securities will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Preferred Security.

PROPOSED TAX LEGISLATION

On March 19, 1996, as part of President Clinton’s Fiscal 1996 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, treat as equity for United States federal income tax purposes instruments—such as the Subordinated Debt Securities—with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. If the proposed legislation were enacted, such legislation would not be expected to apply to the Subordinated Debt Securities because, based on statements by Congressional leaders, it is not expected that the legislation would have a retroactive effective date. There can be no assurances, however, that legislation enacted after the date hereof would not adversely affect the tax treatment of the Subordinated Debt Securities, or that such tax treatment would not cause a Trust Tax Event resulting in the redemption of the Preferred Securities. See “Description of the Preferred Securities—Tax Event and Capital Treatment Event Redemption.”

INFORMATION REPORTING TO HOLDERS

Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

ERISA CONSIDERATIONS

Each of the Company (the obligor with respect to the Subordinated Debt Securities held by the Trust) and its affiliates and the Institutional Trustee may be considered a “party in interest” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans (“Plans”) that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Institutional Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). Any purchaser or holder of the Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in that entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or (b) it is eligible for the exemptive relief available under PTCE 96-23, 95-60 91-38, 90-1 or 84-14 with respect to such purchase or holding.

In addition, a Plan fiduciary considering the purchase of Preferred Securities should be aware that the assets of the Trust may be considered “plan assets” for ERISA purposes unless the Preferred Securities meet the conditions for the “publicly offered securities” exception from the “plan asset” rules under ERISA. These conditions include, but are not limited to, investment in the Preferred Securities by more than 100 investors independent of the Company and each other.

In the event that the “publicly offered securities” exception were not available and the assets of the FCN Capital Trust were, accordingly, deemed to be “plan assets” of Plans that are holders of the Preferred Securities, the Institutional Trustee, as well as any other persons exercising discretion with respect to the Subordinated Debt Securities, would be fiduciaries and parties in interest with respect to the investing Plans. To avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Preferred Securities, will be deemed to have directed the Trust to invest in the Subordinated Debt Securities and to have appointed the Institutional Trustee. In this regard, it should be noted that, in the event of a Declaration Event of Default, the Company may not remove the Institutional Trustee. Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), FCN Capital Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

UNDERWRITERS	NUMBER OF PREFERRED SECURITIES
Lehman Brothers Inc.	62,500
First Chicago Capital Markets, Inc.	62,500
Credit Suisse First Boston Corporation	62,500
Salomon Brothers Inc	62,500

Total	250,000

The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $6.00 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $4.00 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debt Securities of FCN, the Underwriting Agreement provides that FCN will pay as compensation (“Underwriters’ Compensation”) to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $10.00 per Preferred Security (or $2,500,000 in the aggregate) for the accounts of the several Underwriters.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. Offers and sales of Preferred Securities will be made only to (i) “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”); (ii) institutional “accredited investors”, as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or (iii) individual investors for whom an investment in non-convertible investment grade preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

During the period from the date of the Underwriting Agreement and continuing to and including the closing date for the Preferred Securities, neither FCN Capital Trust nor FCN will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, or otherwise dispose of, any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or FCN which are substantially similar to the Preferred Securities, including any guarantee of such securities (except for the Preferred Securities offered hereby).

Each Underwriter has agreed that (a) it has not offered or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the

Public Offers of Securities Regulations 1995, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

Prior to this offering there has been no public market for the Preferred Securities. FCN Capital Trust does not intend to apply for listing of the Preferred Securities on a national securities exchange. The Underwriters have advised FCN Capital Trust that they intend to make a market in the Preferred Securities. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time.

FCN Capital Trust and FCN have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

One of the Underwriters, First Chicago Capital Markets, Inc. (“FCCM”), is a wholly owned subsidiary of the Company.

This Prospectus Supplement and the accompanying Prospectus may be used by FCCM in connection with offers and sales related to secondary market transactions in the Preferred Securities. FCCM may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing market prices at the time of sale or otherwise.

Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, FCN and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation the Trust will be passed upon by Skadden, Arps, Slate, Meagher & Flom (Delaware) special Delaware counsel to the Company and the Trust. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for FCN by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of FCN and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain United States federal income taxation matters will be passed upon for FCN and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP. As of December 31, 1996, Sherman I. Goldberg was the record and beneficial owner of 222,249 shares of common stock of FCN and had options to purchase 207,898 shares of common stock of FCN.

PROSPECTUS

FIRST CHICAGO NBD CORPORATION

SUBORDINATED DEBT SECURITIES

FIRST CHICAGO NBD CAPITAL I

FIRST CHICAGO NBD CAPITAL II

FIRST CHICAGO NBD CAPITAL III

FIRST CHICAGO NBD CAPITAL IV

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED BY

FIRST CHICAGO NBD CORPORATION

First Chicago NBD Corporation (“FCN” or the “Company”), a Delaware corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the “Subordinated Debt Securities”) in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company’s obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in an accompanying Prospectus Supplement (the “Prospectus Supplement”).

First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV (each, an “FCN Capital Trust”), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the respective FCN Capital Trust (“Preferred Securities”). The payment of periodic cash distributions (“distributions”) with respect to Preferred Securities of each of the FCN Capital Trusts out of moneys held by each of the FCN Capital Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by FCN to the extent described herein (each a “Preferred Securities Guarantee”). See “Description of the Preferred Securities Guarantees” below. FCN’s obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to certain other indebtedness of FCN, as may be described in the Prospectus Supplement. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a FCN Capital Trust, or a trustee of such FCN Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the “Trust Securities”) of such FCN Capital Trust. The Subordinated Debt Securities purchased by an FCN Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such FCN Capital Trust as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the “Offered Securities.”

Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any FCN Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by the FCN Capital Trust, in respect of which this prospectus (the “Prospectus”) is being delivered will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of FCN, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of FCN. If so specified in the applicable Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.         (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The date of this Prospectus is January 22, 1997

If as set forth in the applicable Prospectus Supplement, the Corporation has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, distributions on the corresponding series of Preferred Securities will also be deferred.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

FCN and/or each of the FCN Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See “Plan of Distribution” below. If any agents of FCN and/or any FCN Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

This Prospectus and the related Prospectus Supplement may be used by direct or indirect subsidiaries of FCN in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FCN, ANY FCN CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FCN OR ANY FCN CAPITAL TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

IN CONNECTION WITH THE OFFERING OF CERTAIN OF THE OFFERED SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

AVAILABLE INFORMATION

This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the “Registration Statement”) filed by FCN and the FCN Capital Trusts with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture and the Declaration of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company, the FCN Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

FCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning FCN can be inspected and copied at prescribed rates at the SEC’s Public Reference Room, Judiciary Plaza, 450 Fifth Street, Northwest, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: Seven World Trade Center, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the SEC’s Public Reference Section at prescribed rates. If available, such reports and other information may also be accessed through the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”) via electronic means, including the SEC’s home page on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the following stock exchanges on which certain of the Company’s securities are listed: the New York Stock Exchange, 20 Broad Street, New York, New York; the Pacific Stock Exchange, 301 Pine Street, San Francisco, California; and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

No separate financial statements of any of the FCN Capital Trusts have been included herein. FCN does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the FCN Capital Trusts will be owned, directly or indirectly, by FCN, a reporting company under the Exchange Act, (ii) each of the FCN Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such FCN Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by FCN, and (iii) FCN’s obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the FCN Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the guarantee issued with respect to Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See “Description of the Subordinated Debt Securities” and “Description of the Preferred Securities Guarantees.”

The FCN Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The FCN Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(b) the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

(c) the Company’s Current Reports on Form 8-K dated January 16, 1996, January 26, 1996, April 15, 1996, June 6, 1996, June 27, 1996, July 15, 1996, October 15, 1996, January 13, 1997 and January 15, 1997.

All documents filed by FCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

FCN will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670, Attention: Investor Relations (312) 732-4812.

FIRST CHICAGO NBD CORPORATION

GENERAL

The Company is a multi-bank holding company registered under the Bank Holding Company Act, as amended, which was incorporated under the laws of the State of Delaware in 1972. The Company is the surviving corporation resulting from the merger, effective December 1, 1995, of First Chicago Corporation, a Delaware corporation and registered bank holding company, with and into NBD Bancorp, Inc., a Delaware corporation and registered bank holding company. Through its bank subsidiaries, the Company provides consumer and corporate banking products and services. The Company’s lead bank is The First National Bank of Chicago (“FNBC”). The Company also is the parent corporation of NBD Bank (Michigan), American National Bank and Trust Company of Chicago (“ANB”), FCC National Bank (“FCCNB”) and NBD Bank, N.A. (Indiana) (“NBD Indiana”).

The Company directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company’s annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

The Company is a legal entity separate and distinct from the Company’s banking subsidiaries (the “Banks”) and the Company’s other affiliates. There are various legal limitations on the extent to which the Company’s Banks may extend credit, pay dividends or otherwise supply funds to the Company. Dividend payments by national banks such as FNBC, ANB, NBD Indiana and FCCNB are limited to the lesser of (i) the level of “undivided profits then on hand” less the amount of bad debts, as defined, in excess of the allowance for credit losses and (ii) absent regulatory approval, an amount not in excess of “net profits” for the current year combined with “retained net profits” for the preceding two years. As of January 1, 1996, the Banks could have declared additional dividends of approximately $1.2 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator’s opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of the Company and its bank and non-bank subsidiaries.

Under the longstanding policy of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary’s liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

The Company’s executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

	YEAR ENDED DECEMBER 31,										NINE MONTHS ENDED SEPTEMBER 30, 1996
	1995		1994		1993		1992		1991
Earnings to Fixed Charges:
Excluding interest expense on deposits	1.8	x	2.2	x	3.0	x	1.3	x	1.6	x	2.1	x
Including interest expense on deposits	1.4	x	1.6	x	1.8	x	1.1	x	1.1	x	1.5	x

THE TRUSTS

Each of First Chicago NBD Capital I, First Chicago NBD Capital II, First Chicago NBD Capital III and First Chicago NBD Capital IV is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a “Declaration”) executed by the Company, as sponsor for such trust (the “Sponsor”), and the FCN Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each FCN Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the “Common Securities” and, together with the Preferred Securities, the “Trust Securities”), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3 percent of the total capital of each FCN Capital Trust. Each FCN Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the Declaration. Each FCN Capital Trust’s business and affairs will be conducted by the trustees (the “FCN Capital Trustees”) appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the FCN Capital Trustees of a FCN Capital Trust. The duties and obligations of the FCN Capital Trustees shall be governed by the Declaration of such FCN Capital Trust. Each FCN Capital Trust will have one or more FCN Capital Trustees who are employees or officers of or affiliated with the Company (the “Regular Trustees”). One FCN Capital Trustee of each FCN Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms set forth in a Prospectus Supplement (the “Institutional Trustee”). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one FCN Capital Trustee of each FCN Capital Trust will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). The Company will pay all fees and expenses related to the FCN Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. No amendment or modification may be made to the Declaration which would adversely affect the powers, preferences or special rights of the Trust Securities without the approval in majority in liquidation amount of the Trust Securities. If any such amendment or modification would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or modification and such amendment or modification shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

Chase Manhattan Bank Delaware will be the Delaware Trustee. The Delaware Trustee serves in a similar capacity under declarations of trust for two other statutory business trusts formed under Delaware law and sponsored by the Company. In addition, the Delaware Trustee serves as trustee for senior debt securities of the Company issued under an Indenture originally dated as of April 1, 1986. The office of the Delaware Trustee for each FCN Capital Trust in the State of Delaware is 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of each FCN Capital Trust shall be c/o First Chicago NBD Corporation, One First National Plaza, Chicago, Illinois 60670.

USE OF PROCEEDS

Each FCN Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from FCN. FCN intends to use the net proceeds from the sale of the Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, the Company’s subsidiaries. Except as described in the applicable Prospectus Supplement, specific allocations of the proceeds to such purposes have not been made, although FCN management will have determined at the date of the applicable Prospectus Supplement that funds should be borrowed at that time. Pending the uses described above, the Company may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, FCN anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the “Indenture”), between the Company and The Chase Manhattan Bank, as Trustee (the “Debt Trustee”). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company’s Board of Directors or a committee appointed thereby (each, a “Supplemental Indenture”).

In the event Subordinated Debt Securities are issued to an FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such FCN Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such FCN Capital Trust as described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such FCN Capital Trust.

Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the specific designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which the principal of and premium, if any, on such Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates; (5) the rate or rates (which may be fixed or variable), if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part; (9) the right and/or obligation, if any, of FCN to redeem or purchase such Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option at the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Subordinated Debt Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation; (10) the terms and conditions, if any, upon which the Subordinated Debt Securities may be converted into shares of the common stock of FCN, including the conversion price and the circumstances, if any, under which such conversion price and the circumstances, if any, under which such conversion right shall expire; (11) the terms of subordination; (12) the form of such Subordinated Debt Securities; and (13) any other specific terms of the Subordinated Debt Securities.

If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving FCN that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as it appears in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the “Global Depositary”), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

The Company has covenanted, that it will not, and will not permit any subsidiary of the Company to,(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FCN’s capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Subordinated Debt Securities (other than (a) dividends or distributions in common stock of FCN, (b) any declaration of a dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the FCN Capital Trust holding the Subordinated Debt Securities, (d) purchases of common stock related to the issuance of common stock or rights under any of the Company’s benefit plans for its directors, officers or employees and (e) obligations under any dividend reinvestment and stock purchase plan), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an “Event of Default” under the Indenture with respect to the Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Subordinated Debt Securities are held by an FCN Capital Trust, the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to such FCN Capital Trust or (iii) the Company shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture with respect to the Subordinated Debt Securities and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.

In the event Subordinated Debt Securities are issued to an FCN Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such FCN Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities of such FCN Capital Trust, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company’s ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate such FCN Capital Trust, except upon prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies of the Federal Reserve Board and (a) in connection with a distribution of Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the FCN Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of such FCN Capital Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of such FCN Capital Trust to cause such FCN Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

LIMITATION ON MERGERS AND SALES OF ASSETS

The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall expressly assume the obligations of the Company under the Indenture and (b) after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an “Event of Default” with respect to each series of Subordinated Debt Securities:

(a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

(b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

(c) default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

(d) certain events of bankruptcy, insolvency or reorganization of the Company; or

(e) any other Event of Default provided with respect to a particular series of Subordinated Debt Securities as described in the related Prospectus Supplement.

The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

The Indenture provides that if an Event of Default with respect to any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of such series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium, if any, on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series then outstanding.

The holders of a majority in principal amount of the Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture with respect to such series, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture also provides that notwithstanding any other provision of the Indenture, the holder of any Subordinated Debt Security of any series, shall have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Subordinated Debt Security on the Stated Maturity (as defined in the Indenture) or upon repayment or redemption of such Subordinated Debt Security and that such right shall not be impaired without the consent of such holder. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE

The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Indenture or any Supplemental Indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) change the fixed maturity of any Subordinated Debt Securities, or reduce the principal amount thereof (including in the case of a discounted Subordinated Debt Securities the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium, if any, on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification, without the consent of the holders of each Subordinated Debt Security affected. If Subordinated Debt Securities of a series are held by an FCN Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable FCN Capital Trust shall have consented to such supplemental indenture; provided, that if the consent of the holders of each outstanding Subordinated Debt Security of a series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable FCN Capital Trust shall have consented to such supplemental indenture. As a result of these pass through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable FCN Capital Trust.

SATISFACTION AND DISCHARGE

The Indenture provides that when, among other things, all Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee trust funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company’s obligations to pay all other sums due pursuant to the Indenture and to provide the officers’ certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

GOVERNING LAW

The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

The Chase Manhattan Bank (“Chase”), which serves as the Debt Trustee, the Institutional Trustee and the Preferred Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase also serves as property trustee under declarations of trust for two other statutory business trusts formed under the laws of the State of Delaware and sponsored by the Company. Chase serves as the debt trustee under an indenture dated as of November 15, 1996, with respect to junior subordinated debentures of the Company purchased by such trusts and is the guarantee trustee under each of two guarantee agreements dated as of December 3, 1996 and December 5, 1996, respectively, from the Company to the applicable trust guaranteeing certain payments to such trust. In addition, Chase serves as trustee for certain subordinated debt securities issued by the Company under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. The Company and its affiliates have normal banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

DESCRIPTION OF THE PREFERRED SECURITIES

Each FCN Capital Trust may issue only one series of Preferred Securities and such series shall have the terms described in the Prospectus Supplement relating thereto. The Declaration of each FCN Capital Trust authorizes the Regular Trustees of such FCN Capital Trust to issue on behalf of such FCN Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by the FCN Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the FCN Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number and the initial public offering price of Preferred Securities issued by such FCN Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such FCN Capital Trust, the date or dates upon which such distributions shall be payable and the date or dates from which distributions shall accrue; (iv) whether distributions on Preferred Securities issued by such FCN Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such FCN Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such FCN Capital Trust to the holders of Preferred Securities of such FCN Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such FCN Capital Trust; (vi) the obligation, if any, of such FCN Capital Trust to purchase or redeem Preferred Securities issued by such FCN Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such FCN Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such FCN Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more FCN Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such FCN Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) the right and/or obligation, if any, of FCN to redeem or purchase such Preferred Securities pursuant to any sinking fund or analogous provisions or at the option at the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Preferred Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation; (x) the terms and conditions, if any, upon which the Preferred Securities may be converted into shares of the common stock of FCN, including the conversion price and the circumstances, if any, under which such conversion right shall expire; (xi) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such FCN Capital Trust not inconsistent with the Declaration of such FCN Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under “Description of the Preferred Securities Guarantees.” Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Preferred Securities, each FCN Capital Trust will issue one series of Common Securities. The Declaration of each FCN Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such FCN Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by an FCN Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the FCN Capital Trustees of an FCN Capital Trust. All of the Common Securities of each FCN Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

If an Event of Default under the Declaration of an FCN Capital Trust occurs and is continuing, then the holders of Preferred Securities of such FCN Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such FCN Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such FCN Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee’s rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such FCN Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a “Direct Action”) on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

For information concerning the relationship between The Chase Manhattan Bank, the Institutional Trustee, and the Company, see “Description of the Subordinated Debt Securities—The Debt Trustee.”

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by FCN for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the “Preferred Guarantee Trustee”). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable FCN Capital Trust.

GENERAL

Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an FCN Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such FCN Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such FCN Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by an FCN Capital Trust, to the extent not paid by such FCN Capital Trust (the “Guarantee Payments”), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such FCN Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the “Redemption Price”), to the extent such FCN Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such FCN Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such FCN Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment to the extent such FCN Capital Trust has funds available therefor and (b) the amount of assets of such FCN Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such FCN Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable FCN Capital Trust to pay such amounts to such holders.

Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent such FCN Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by an FCN Capital Trust, such FCN Capital Trust will not pay distributions on the Preferred Securities issued by such FCN Capital Trust and will not have funds available therefor. See “Description of the Subordinated Debt Securities—Certain Covenants of the Company.” The Preferred Securities Guarantee, when taken together with the Company’s obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of such FCN Capital Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the FCN Capital Trusts with respect to the Common Securities (the “Common Securities Guarantees”) to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable FCN Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable FCN Capital Trust then outstanding.

TERMINATION

Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable FCN Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such FCN Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such FCN Capital Trust to the holders of the Preferred Securities of such FCN Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such FCN Capital Trust upon liquidation of such FCN Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable FCN Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee’s rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant FCN Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such FCN Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Unless otherwise provided in the applicable Prospectus Supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any FCN Capital Trust will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain other liabilities of the Company, as described in the Prospectus Supplement and (ii) pari passu with any guarantee now or hereafter entered into by FCN in respect of any other FCN Capital Trust or any other similar financing vehicle sponsored by FCN. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable FCN Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto as described in the applicable Prospectus Supplement.

The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see “Description of the Subordinated Debt Securities—The Debt Trustee.”

GOVERNING LAW

The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES

AND THE PREFERRED SECURITIES GUARANTEE

As set forth in the Declaration, the sole purpose of each of the FCN Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such FCN Capital Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) FCN shall pay all, and the applicable FCN Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable FCN Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the FCN Trustees shall not take or cause or permit the applicable FCN Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable FCN Capital Trust.

Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by FCN as and to the extent set forth under “Description of the Preferred Securities Guarantees.” If FCN does not make interest payments on the Subordinated Debt Securities purchased by the applicable FCN Capital Trust, it is expected that the applicable FCN Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable FCN Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that FCN has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable FCN Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with FCN’s obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable FCN Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

If FCN fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in “Description of the Preferred Securities—Book- Entry Only Issuance—The Depository Trust Company” and “—Voting Rights” in the accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against FCN to enforce the Institutional Trustee’s rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of FCN to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, FCN will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by FCN to such holder of Preferred Securities in such Direct Action. FCN, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If FCN fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against FCN to enforce the Preferred Guarantee Trustee’s rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable FCN Capital Trust, the Guarantee Trustee, or any other person or entity.

FCN and each of the FCN Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by FCN on a subordinated basis of payments due on the Preferred Securities. See “Description of the Preferred Securities Guarantees—General.”

PLAN OF DISTRIBUTION

FCN may sell the Subordinated Debt Securities and any FCN Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers. Such underwriters, dealers or agents may be affiliates of FCN, and offers or sales of such securities may include secondary market transactions by affiliates of FCN.

Offers to purchase Offered Securities may be solicited directly by FCN and/or any FCN Capital Trust, as the case may be, or by agents designated by FCN and/or any FCN Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by FCN to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

If an underwriter or underwriters are utilized in the sale, FCN will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public.

If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, FCN and/or any FCN Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by FCN and/or any FCN Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

This Prospectus and the related Prospectus Supplement may be used by direct or indirect subsidiaries of FCN in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

The offer and sale of the Offered Securities will comply with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the “NASD”). In addition, no NASD member participating in offers and sales of securities will execute a transaction in the Offered Securities in a discretionary account without the prior specific written approval of the member’s customer.

Underwriters, agents or their controlling persons may engage in transactions and perform services for FCN and its affiliates in the ordinary course of business.

LEGAL MATTERS

Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the FCN Capital Trusts by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to FCN and the FCN Capital Trusts. The validity of the Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for FCN by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of FCN. Certain United States federal income taxation matters will be passed upon for FCN and the FCN Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to FCN and the FCN Capital Trusts. As of September 30, 1996, Sherman I. Goldberg was the record and beneficial owner of 189,122 shares of common stock of FCN and held options to purchase 221,083 shares of common stock of FCN.

EXPERTS

The consolidated financial statements of FCN included in the Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST CHICAGO NBD CORPORATION, FIRST CHICAGO NBD CAPITAL I OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST CHICAGO NBD CORPORATION OR FIRST CHICAGO NBD CAPITAL I SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

$250,000,000

FIRST CHICAGO NBD

CAPITAL I

FLOATING RATE PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY

GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

FIRST CHICAGO NBD

CORPORATION

PROSPECTUS SUPPLEMENT

January 24, 1997

LEHMAN BROTHERS

FIRST CHICAGO CAPITAL MARKETS, INC.

CREDIT SUISSE FIRST BOSTON

SALOMON BROTHERS INC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:

Securities and Exchange Commission Registration Fee	$0
Legal Fees and Expenses	35,000	*
Accounting Fees and Expenses	10,000	*
Trustee’s Fees and Expenses (including counsel fees)	5,000	*
Rating Agency Fees	2,500	*
Printing and Engraving Fees	20,000	*
Miscellaneous	2,500	*

Total	$75,000	*

*	Estimated

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the by-laws of JPMorgan Chase.

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(a)(1) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.2	Form of Amended and Restated Certificate of Trust of First Chicago NBD Capital I.*

4.3	Declaration of Trust of First Chicago NBD Capital I (incorporated By Reference To Exhibit 4(b)(1) to First Chicago NBD Corporation’s Registration Statement on Forms S-3 (File No. 333-15649)).

4.4	Indenture between Bank One Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.5	First Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.6	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.7	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York, as successor trustee.

4.8	Form of Preferred Security (incorporated by reference to Exhibit 4(f) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.9	Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.22 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.10	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4(g) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.11	Form of Guarantee Trustee Resignation and Appointment Agreement.

5.1	Opinion of Neila B. Radin.

5.2	Opinion of Richards Layton & Finger P.A.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).

23.3	Consent of Richards Layton & Finger P.A.* (included in Exhibit 5.2).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Debt Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.

25.2	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Declaration of Trust of First Chicago NBD Capital I.

25.3	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of First Chicago NBD Capital I.

*	To be filed by amendment.

ITEM 17.	UNDERTAKING.

The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of J.P. Morgan Chase & Co.’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan Chase pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 18, 2004.

J.P. MORGAN CHASE & CO. (Registrant)

By:	/s/ ANTHONY J. HORAN
Name: Anthony J. Horan Title: Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

* (William B. Harrison, Jr.)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

* (Hans W. Becherer)	Director

* (Frank A. Bennack, Jr.)	Director

* (John H. Biggs)	Director

* (Lawrence A. Bossidy)	Director

* (Ellen V. Futter)	Director

* (William H. Gray, III)	Director

* (Helene L. Kaplan)	Director

* (Lee R. Raymond)	Director

* (John R. Stafford)	Director

* (Dina Dublon)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* (Joseph L. Sclafani)	Executive Vice President and Controller (Principal Accounting Officer)

*	Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on June 18, 2004 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ ANTHONY J. HORAN
(Anthony J. Horan, Secretary)

Pursuant to the requirements of the Securities Act of 1933, as amended, First Chicago NBD Capital I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago and State of Illinois, on this 18th day of June, 2004.

FIRST CHICAGO NBD CAPITAL I

By:	/s/ LAURENCE GOLDMAN
Name: Laurence Goldman Title: Authorized Signatory

EXHIBIT INDEX

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

3.1	Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

3.2	By-laws of J.P. Morgan Chase & Co. as amended by the Board of Directors on March 16, 2004 (incorporated by reference to Exhibit 4.2 of Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

3.3	Form of Amendments to the Restated Certificate of Incorporation and By-laws of J.P. Morgan Chase & Co. (incorporated by reference to Annex G to the joint proxy statement-prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-112967) of J.P. Morgan Chase & Co.).

4.1	Certificate of Trust of First Chicago NBD Capital I (incorporated by reference to Exhibit 4(a)(1) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.2	Form of Amended and Restated Certificate of Trust of First Chicago NBD Capital I.*

4.3	Declaration of Trust of First Chicago NBD Capital I (incorporated By Reference To Exhibit 4(b)(1) to First Chicago NBD Corporation’s Registration Statement on Forms S-3 (File No. 333-15649)).

4.4	Indenture between Bank One Corporation and The Chase Manhattan Bank, as trustee, with respect to Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4(d) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.5	First Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4(e) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.6	Second Supplemental Indenture relating to the Junior Subordinated Debt Securities between Bank One Corporation and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.21 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.7	Form of Supplemental Indenture relating to the Junior Subordinated Debt Securities between J.P. Morgan Chase & Co., Bank One Corporation, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as resigning trustee, and The Bank of New York, as successor trustee.

4.8	Form of Preferred Security (incorporated by reference to Exhibit 4(f) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.9	Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.22 to Bank One Corporation’s Registration Statement on Form S-3 (File No. 333-80903)).

4.10	Form of Guarantee with respect to Preferred Securities (incorporated by reference to Exhibit 4(g) to First Chicago NBD Corporation’s Registration Statement on Form S-3 (File No. 333-15649)).

4.11	Form of Guarantee Trustee Resignation and Appointment Agreement.

5.1	Opinion of Neila B. Radin.

5.2	Opinion of Richards Layton & Finger P.A.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Period Ended December 31, 2003 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2003 of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended March 31, 2004 (incorporated by reference to Exhibit 12.1 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period ended March 31, 2004 (incorporated by reference to Exhibit 12.2 of Item 7(c) to Current Report on Form 8-K filed on April 21, 2004, of J.P. Morgan Chase & Co. (File No. 1-5805)).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Neila B. Radin (included in Exhibit 5.1).

23.3	Consent of Richards Layton & Finger P.A.* (included in Exhibit 5.2).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility of The Bank of New York as Debt Trustee under the Trust Indenture Act of 1939 with respect to Junior Subordinated Debt Securities.

25.2	Form T-1 Statement of Eligibility of The Bank of New York as Institutional Trustee under the Declaration of Trust of First Chicago NBD Capital I.

25.3	Form T-1 Statement of Eligibility of The Bank of New York as Preferred Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of Preferred Securities of First Chicago NBD Capital I.

*	To be filed by amendment.